ANSLOW & JACLIN, LLP                                           RICHARD I. ANSLOW
Counselors at Law                                   EMAIL: RANSLOW@ANSLOWLAW.COM

                                                                 GREGG E. JACLIN
                                                    EMAIL: GJACLIN@ANSLOWLAW.COM

November 30, 2005

Combined Opinion and Consent
AVVAA World Health Care Products, Inc.
3018 Schaeffer Road
Falkland, British Columbia V0E 1W0

Gentlemen:

You have requested our opinion, as counsel for AVVAA World Health Care Products, Inc., a Nevada corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 23,239,437 shares of common stock issuable in connection with the conversion of promissory notes; 12,222,222 shares of common stock issuable in connection with the exercise of Class A Warrants; 9,166,667 shares of common stock issuable in connection with the exercise of Class B Warrants; 9,166,667 shares of common stock issuable in connection with the exercise of Class C Warrants and 6,111,111 shares of common stock issuable in connection with the exercise of Class D Warrants, all such shares sold by enumerated selling shareholders.

We have examined such records and documents and made such examinations of laws as we have deemed relevant in connection with this opinion. It is our opinion that the shares of common stock to be offered pursuant to the Registration Statement and sold by the selling shareholders have been duly authorized and are legally issued, fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the State of Nevada of the United States. This opinion opines upon Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP

By:   /s/ Anslow & Jaclin, LLP
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      ANSLOW & JACLIN, LLP


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